Exhibit 10(a)

[Hovnanian Letterhead]

February ___, 2015

[Name]

[Address]

Re:     Change in Control Severance Protection Agreement

Dear ____________:

Reference is made to your Change in Control Severance Protection Agreement with Hovnanian Enterprises, Inc. (the “Company”), dated as of January 18, 2012 (the “Agreement”). Capitalized terms used herein without definition have the meanings assigned to such terms under the Agreement.

Pursuant to Section 4(a)(iii) of the Agreement, in the event of your Qualifying Termination, you will be entitled to receive (among other payments and benefits) certain rights and payments with respect to the Company’s 2010 Long Term Incentive Program (the “LTIP”). This letter agreement is intended to confirm the Company’s mutual understanding and agreement with you that the provisions of Section 4(a)(iii) of the Agreement with respect to your LTIP rights shall be deemed to apply pari passu to any incentive grants awarded to you under the Company’s 2013 Long Term Incentive Program or any future similar Long Term Incentive Program that may be adopted by the Company from time to time.

Very truly yours,

HOVNANIAN ENTERPRISES, INC.

[Name]

[Title]

Acknowledged and agreed:

__________________________

[Name]

Date: _____________________